                                                                    EXHIBIT 99.2

                                 XTRA CORPORATION

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P
R
O
X     The undersigned hereby appoints as proxies, each with power of
Y substitution, Robert M. Gintel, Robert B. Goergen and Lewis Rubin, or any of them, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of XTRA Corporation (the "Company") held of record by the undersigned on December 2, 1996, at the Annual Meeting of Stockholders to be held January 23, 1997 at Ropes & Gray, One International Place, 36th Floor, Boston, Massachusetts 02110, and at any adjournments thereof. The proxies appointed shall act by a majority of such of them as shall be present at the meeting, or if only one is present, by that one. The undersigned hereby revokes any proxies heretofore given.




PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE WHERE INDICATED SEE REVERSE
                                                                       SIDE

[X] Please mark votes as in this example.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS MADE, FOR ITEMS 1 AND 2.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2 BELOW.

1. To elect a Board of Directors for the ensuing year.

NOMINEES: H. William Brown, Robert M. Gintel, Robert B. Goergen, Herbert C. Knortz, Francis J. Palamara, Lewis Rubin and Martin L. Solomon

                        FOR                          WITHHELD
                        [ ]                          [ ]

[ ]
For all nominees except as noted above

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

2. To approve amendments to the 1991 XTRA Corporation Stock Option Plan for Non-Employee Directors to: (i) increase the number of shares reserved for issuance under the Plan from 50,000 to 100,000, (ii) increase the number of shares covered by options awarded annually to directors from 500 to 1,000, and (iii) provide for initial grants to newly elected directors for options covering 4,000 shares of the Company's Common Stock.


               FOR              AGAINST        ASTAIN
               [ ]               [ ]            [ ]



3. The proxies have, in their discretion, the authority to vote upon such other matters as may properly come before the meeting and any adjournments thereof.



PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears herein.

All joint owners should sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give full title as such. If a corporation, please sign full corporate name and indicate the signer's office. If a partner, sign in partnership name.


Signature___________________________________ Date_____________



Signature___________________________________ Date_____________